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                                 EXHIBIT 23

                       LARSSON, WOODYARD & HENSON, LLP
                        CERTIFIED PUBLIC ACCOUNTANTS
        MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                           * ILLINOIS CPA SOCIETY

         702 E. COURT STREET * P. O. BOX 426 * PARIS, ILLINOIS 61944
                   TEL (217) 465-6494 * FAX (217) 465-6499


The Board of Directors
Community Financial Corp.
240 East Chestnut
Olney, Illinois  62450


We consent to incorporation by reference in the registration statements (No. 33-92534 and 333-322 and 333-49403) on Form S-8 of Community Financial Corp. of our report dated January 24, 2001, relating to the consolidated statements of financial condition of Community Financial Corp and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999, which report appears in the December 31, 2000 annual report on Form 10-KSB of Community Financial Corp.

/s/ Larsson, Woodyard & Henson, LLP

March 27, 2001
Paris, Illinois